Exhibit 11

GRACE AND 40 NORTH AGREE TO EXTENSION OF DIRECTOR NOMINATION DEADLINE

COLUMBIA, Md. and NEW YORK, April 14, 2021 – W. R. Grace & Co. (NYSE: GRA) and 40 North Management LLC (“40 North”) today announced that the parties have agreed to extend the nomination deadline for 40 North to submit director candidates for election to Grace’s Board of Directors at its 2021 Annual Meeting of Shareholders from April 15, 2021 until April 26, 2021. Grace and 40 North are in ongoing discussions regarding a potential transaction. There can be no assurance that a transaction will result and the parties have agreed not to comment further before April 26, 2021.

Forward-Looking Statements

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding future: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace’s projections and other forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revisions to any projections or other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Grace Contacts

Investors:

Jason Hershiser

(410) 531-8835

jason.hershiser@grace.com

Dan Burch

(212) 929-5748

dburch@mackenziepartners.com

Media:

Jamie Moser / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

40 North Contacts

Investors:
Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
(212) 750-5833

Media:
Lex Suvanto
Edelman
Lex.Suvanto@edelman.com
(646) 775-8337

Patrick Ryan
Edelman
Patrick.Ryan@edelman.com
(610) 306-7536